Exhibit 32.3

In connection with the Quarterly Report on Form 10-Q/A for the quarter ended February 28, 2009 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.

Date: April 6, 2009

By: /s/ David Bernstein

David Bernstein

Senior Vice President and

Chief Financial Officer